Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Coeptis Therapeutics, Inc.

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Coeptis Therapeutics, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Coeptis Therapeutics, Inc. (formerly Vinings Holdings, Inc.) and Subsidiaries (the “Company”) as of December 31, 2021 and 2020 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position for the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception and has insufficient working capital to fund future operations both of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

•	Co-development agreements – as discussed in Note 3 to the financial statements, during the year, the Company entered into two agreements to jointly develop and commercialize two products, which we identified as a critical audit matter. There was a high degree of auditor judgment to evaluate the significant assumptions used by management in determining the accounting recognition and related disclosures, including the period over which those costs were to be amortized and related impairment considerations. The sensitivity of reasonably possible changes to those assumptions could have had a significant impact on the determination of recorded amounts of such assets.

The following are the primary procedures we performed to address this critical audit matter. We reviewed the underlying documents, verified the cash payments made pursuant to the agreements, confirmed the note payable balances and other terms with the co-developers, and evaluated the reasonableness of the Company’s amortization period and its impairment assessment.

/s/ Turner, Stone & Company, LLP

We have served as the Company’s auditor since 2020

Tuner, Stone & Company, LLP

Dallas, TX

March 10, 2022

F-3

COEPTIS THERAPEUTICS, INC formerly known as VININGS HOLDINGS, INC

CONSOLIDATED BALANCE SHEETS

Audited

	12 Months Ended
	December 31, 2021	December 31, 2020

ASSETS
CURRENT ASSETS
Cash	$2,179,558	$202,965
Accounts receivable	–	21,786
Inventories	–	–
TOTAL CURRENT ASSETS	2,179,558	224,751

PROPERTY AND EQUIPMENT
Furniture and fixtures	25,237	25,237
Less: accumulated depreciation	(11,311)	(9,730)
Furniture and fixtures, net	13,926	15,507

OTHER ASSETS
Co-development options	4,554,167	–
Right of use asset, net of accumulated amortization	17,925	58,225
Other assets	–	2,000
Total other assets	4,572,091	60,225
TOTAL ASSETS	$6,765,576	$300,484

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$134,092	$1,623,840
Accrued expenses	199,126	732,146
Notes payable	2,417,000	1,277,500
Notes payable, related parties, current portion	–	604,000
Right of use liability, current portion	14,724	41,618
Deferred revenue	–	1,000,000
TOTAL CURRENT LIABILITIES	2,764,942	5,279,104

LONG TERM LIABILITIES
Note payable	1,650,000	150,000
Right of use liability, non-current portion	–	14,723
TOTAL LONG TERM LIABILITIES	1,650,000	164,723
TOTAL LIABILITIES	$4,414,942	$5,443,827

COMMITMENTS AND CONTINGENCIES (NOTE 7)

STOCKHOLDERS' EQUITY (DEFICIT)
Series B Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 8,000 and -0- shares issued and outstanding, respectively	1	–
Common stock, $0.0001 par value, 750,000,000 shares authorized, 37,082,864 issued and 36,754,064 outstanding at December 31, 2021, and 26,768,240 shares issued and outstanding at December 31, 2020	3,550	2,519
Additional paid-in capital	30,144,374	8,954,985
Treasury stock, 328,800 shares at cost	(247,165)	–
Accumulated deficit	(27,550,126)	(14,100,846)
TOTAL STOCKHOLDERS' EQUITY	2,350,634	(5,143,343)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,765,576	$300,484

The accompanying notes are an integral part of the consolidated financial statements.

F-4

COEPTIS THERAPEUTICS, INC formerly known as VININGS HOLDINGS, INC

 CONSOLIDATED STATEMENTS OF OPERATIONS

Audited

	12 Months Ended
	December 31, 2021	December 31, 2020
SALES
Consulting services	$75,000	$14,561
Sales	–	16,200
Total sales	75,000	30,761
Cost of goods, including inventory obsolescence	–	964,217
Gross profit	75,000	(933,456)

COST OF OPERATIONS
Research and development	–	3,543
General and administrative expenses	14,118,014	5,769,604
Selling and marketing	2,918	6,608
Interest expense	187,133	148,192
Total operating expenses	14,308,066	5,927,947

LOSS FROM OPERATIONS	(14,233,066)	(6,861,403)

OTHER INCOME (EXPENSE)

Royalties and licensing fees	(413,124)	(2,294,883)
Licensing income	1,000,000	–
Other Income	198,910	–
Gain (Loss) on Write Down of Assets	(2,000)	–
TOTAL OTHER INCOME (EXPENSE)	783,786	(2,294,883)

LOSS BEFORE INCOME TAXES	(13,449,280)	(9,156,286)

PROVISION FOR INCOME TAXES (BENEFIT)	–	–
NET LOSS	$(13,449,280)	$(9,156,286)

LOSS PER SHARE

Loss per share, basic and fully diluted	$(0.42)	$(0.51)

Weighted average number of common shares outstanding	32,400,101	18,089,441

The accompanying notes are an integral part of the consolidated financial statements.

F-5

COEPTIS THERAPEUTICS, INC formerly known as VININGS HOLDINGS, INC

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

Audited

	SERIES B				ADDITIONAL	COMMON
	PREFERRED STOCK		COMMON STOCK		PAID-IN	STOCK	TREASURY	ACCUMULATED
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	SUBSCRIBED	STOCK	DEFICIT	TOTAL

BALANCE AT DECEMBER 31, 2019 (as restated)*	–	–	14,607,200	1,620	5,762,414	100,000	–	(4,944,559)	919,475

Retroactive application of recapitalization	–	–	1,588,800	–	(297,949)	–	–	–	(297,949)

Shares issued for cash	–	–	4,335,000	434	1,167,065	(100,000)	–	–	1,067,499

Shares issued for services	–	–	4,647,840	465	2,323,455	–	–	–	2,323,920

Net income (loss)	–	–	–	–	–	–	–	(9,156,287)	(9,156,287)

BALANCE AT DECEMBER 31, 2020	–	–	25,178,840	2,519	8,954,985	–	–	(14,100,846)	(5,143,343)

Recapitalization	8,000	1	1,589,400		(50,897)				(50,897)

Purchase of treasury stock	–	–	–	–	–	–	(247,165)	–	(247,165)

Shares issued for cash	–	–	7,569,824	757	10,135,743	–	–	–	10,136,500

Shares issued for services	–	–	2,095,000	210	2,757,291	–	–	–	2,757,501

Warrants issued for services	–	–	–	–	5,497,132	–	–	–	5,497,132

Shares issued through conversion of debt	–	–	694,000	69	1,040,931	–	–	–	1,041,000

Stock based compensation	–	–	–	–	1,897,585	–	–	–	1,897,585

Shares surrendered in payment of debt	–	–	(44,200)	(4)	(88,396)	–	–	–	(88,400)

Net income (loss)	–	–	–	–	–	–	–	(13,449,280)	(13,449,280)

BALANCE AT DECEMBER 31, 2021	8,000	1	37,082,864	3,550	30,144,374	–	(247,165)	(27,550,126)	2,350,634

______________________

*Restated to reflect the retroactive impacts of the recapitalization on equity.

The accompanying notes are an integral part of the consolidated financial statements.

F-6

COEPTIS THERAPEUTICS, INC formerly known as VININGS HOLDING, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

Audited

	12 Months Ended
	December 31, 2021	December 31, 2020
OPERATING ACTIVITIES

Net income (loss)	$(13,449,280)	$(9,156,286)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization	447,413	323,428
Impairment loss of licensing right	–	708,333
Forgiveness of debt	(160,095)	–
Interest paid	–	–
Loss on termination of licensing agreement (in exchange for convertible debt)	1,500,000	–
Shares issued for non-employee services	2,757,501	2,323,920
Warrants issued for services	5,497,132	–
Stock based compensation	1,897,585	–
(Increase) decrease in:
Accounts receivable	21,786	(14,907)
Inventories	–	–
Right of use asset/liability	(1,317)	(27,322)
Other assets	2,000	–
Increase (decrease) in:
Accounts payable	(1,578,145)	1,474,566
Accrued expenses	(424,020)	732,146
Deferred revenue	(1,000,000)	500,000
NET CASH USED IN OPERATING ACTIVITIES	(4,489,440)	(3,136,122)

INVESTING ACTIVITIES

Purchase of license right	(1,750,000)	–
Purchase of property and equipment	–	–
NET CASH USED IN INVESTING ACTIVITIES	(1,750,000)	–

FINANCING ACTIVITIES

Proceeds from notes payable	77,595	1,227,500
Proceeds from notes payable, related parties	–	854,000
Repayment of notes payable	(1,700,000)	–
Repayment of notes payable, related parties	–	(250,000)
Cash paid for debt as part of merger/rec	(50,897)	–
Repurchase of Treasury shares	(247,165)	–
Shares issued for cash	10,136,500	1,067,499
Cash received for stock subscription	–	–
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,216,033	2,898,999
NET INCREASE IN CASH	1,976,593	(237,123)
CASH AT BEGINNING OF PERIOD	202,965	440,088
CASH AT END OF PERIOD	$2,179,558	$202,965

SUPPLEMENTAL DISCLOSURES
Interest paid	$–	$–
Taxes paid (refunded)	$–	$–

The accompanying notes are an integral part of the consolidated financial statements.

F-7

COEPTIS THERAPEUTICS, INC.

(formerly Vinings Holding, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2021 and 2020

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business – Coeptis Pharmaceuticals, LLC (LLC) was formed in July 12, 2017 as a Pennsylvania multi-member limited liability company. On December 1, 2018, the members of LLC contributed their interest to a newly formed corporation, Coeptis Pharmaceuticals, Inc (“Coeptis”). As of December 1, 2018, the LLC became a disregarded single-member limited liability company which is wholly owned by the newly formed corporation. On February 12, 2021, Vinings Holdings, Inc., a Delaware corporation (“Vinings”), merged (the “Merger”) with and into Coeptis Pharmaceuticals, Inc. On July 12, 2021, the company has legally changed its name from Vinings Holdings, Inc. to Coeptis Therapeutics, Inc. Coeptis was the surviving corporation of that Merger. As a result of the Merger, Vinings acquired the business of Coeptis and will continue the existing business operations of Coeptis as a wholly owned subsidiary. The Merger was treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Vinings, before the Merger, except for it’s capital structure as the surviving corporation, were replaced with the historical financial statements of Coeptis before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

The Company is located in Wexford, PA, and engages primarily in the acquisition, development, and commercialization of pharmaceutical products.

Basis of Presentation - The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and with the instructions to Form 10-K Accordingly, they include all of the information and notes required by generally accepted accounting principles in the United States of America for complete financial statements. In the opinion of the Company’s management, any adjustments contained in the accompanying audited consolidated financial statements are of a normal recurring nature, and are necessary to fairly present the financial position of the Company as of December 31, 2021.

As a result of the Merger, the financial statements included in this report reflect (1) the historical operating results of Coeptis prior to the Merger; (2) the combined results of the Company and Coeptis following the closing of the Merger; (3) the assets and liabilities of Coeptis at their historical cost; and (4) the Company’s equity structure for all periods presented.

Principles of Consolidation – The accompanying audited consolidated financial statements include the accounts of Coeptis Therapeutics Inc., Coeptis Pharmaceuticals, Inc. and its wholly-owned subsidiary, Coeptis Pharmaceuticals, LLC. All material intercompany accounts, balances and transactions have been eliminated.

Risks and Uncertainties – In late 2019, an outbreak of a novel strain of the Coronavirus 2019 Disease (COVID-19) was identified and infections have been found in a number of countries around the world, including the United States. COVID-19 and its impact on trade including customer demand, travel, employee productivity, supply chain, and other economic activities has had, and may continue to have, a potentially significant effect on financial markets and business activity. The extent of the impact of COVID-19 on the Company’s operational and financial performance is currently uncertain and cannot be predicted.

F-8

COEPTIS THERAPEUTICS, INC.

(formerly Vinings Holding, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2021 and 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents – For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. At times, balances of cash and cash equivalents at financial banking institutions exceeded the federally insured limit of $250,000. The Company regularly monitors the financial condition of the institutions in which it has depository accounts and believes the risk of loss is minimal.

Inventory – Inventories consisted primarily of finished goods that are packaged pharmaceutical products, as well as a small amount of raw materials used in the development of pharmaceutical drug products, and are accounted for using the specific cost method. At December 31, 2021 the company held no inventory. At December 31, 2020, inventory on the books was fully impaired due to uncertainty about salability.

Property and Equipment – Fixed assets are stated at cost and depreciation is computed using the accelerated and straight-line method for financial statement purposes over estimated useful lives of between five and forty years. Intangibles are being amortized using the straight-line method over estimated useful lives of five years. For the year ended December 31, 2021 and 2020, depreciation expense totaled $2,546 and $1,925 respectively.

Research and Development – Research and development costs are expensed when incurred. During the year ended December 31, 2021 and 2020, research and development expenses totaled $0 and $3,543, respectively.

Impairment - The Company’s property and equipment are reviewed for possible impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss would be recognized if and when the estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. For the year ended December 31, 2021 and 2020, the Company identified impairment losses related to its license agreement totaling $0 and $708,333, respectively.

Income Taxes – Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences between reporting of income and expenses for financial reporting purposes and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

The Income Taxes Topic of FASB ASC clarifies the accounting and reporting for uncertainties in income tax law within subtopic FASB ASC 740-10-25-5. The guidance prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. Management believes that there is no liability related to uncertain tax positions on year ended December 31, 2021 and 2020.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-9

COEPTIS THERAPEUTICS, INC.

(formerly Vinings Holding, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2021 and 2020

Adoption of New Accounting Pronouncements – In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principals in Topic 740. The amendments also improve consistent application of and simplify generally accepted accounting principles (GAAP) for other areas of Topic 740 by clarifying and amending the existing guidance. For public business entities, the guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The adoption of this standard, effective January 1, 2021, did not have a material impact on these financial statements.

During the Year Ended December 31, 2021 and 2020, there were several other new accounting pronouncements issued by the FASB,. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Revenue Recognition – The Company derived its revenue in 2020 from licensing and sales of product, and in 2021 primarily from consulting services. Revenues are recognized when services are provided to its customers or the product is sold, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services or goods. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Incidental items that are immaterial in the context of the contract are recognized as expense. The amount received for consulting services for year ended December 31, 2021 and 2020 was $75,000 and $14,561 respectively. The amount received for licensing was $0 for the year ended December 31, 2021, and $500,000 for the year ended December 31, 2020, of which the entire amount was deferred. See Note 7 for discussion on these royalties advances. The amounts received for product sales for the year ended December 31, 2021 and 2020 were $0 and $16,200.

The majority of the Company’s revenue is recognized at a point in time based on the transfer of control. Revenue recognized over time primarily consists of performance obligations that are satisfied within one year or less. In addition, the majority of the Company’s contracts do not contain variable considering and contract modifications are generally minimal. For these reasons, there is not a significant impact as a result of electing these transition practical expedients.

The majority of the Company’s revenue arrangement generally consist of a single performance obligation to transfer promised goods or services.

Accounts Receivable – Accounts receivable consists of consulting revenues. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer credit worthiness, and current economic trends. Accounts are considered delinquent when payments have not been received within the agreed upon terms and are written off when management determines that collection is not probable.

F-10

COEPTIS THERAPEUTICS, INC.

(formerly Vinings Holding, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2021 and 2020

Earnings Per Share – Basic earnings per share (or loss share), is computed by dividing the earnings (loss) for the period by the weighted average number of common stock shares outstanding for the period. Diluted earnings per share reflects potential dilution of securities by including other potentially issuable shares of common stock, including shares issuable upon conversion of convertible securities or exercise of outstanding stock options and warrants, in the weighted average number of common shares outstanding for the period. Therefore, because including shares issuable upon conversion of convertible securities and/or exercise of outstanding options and warrants would have an anti-dilutive effect on the loss per share, only the basic earnings (loss) per share is reported in the accompanying financial statements. The Company does not have other potentially issuable shares of stock.

Going Concern – The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of American (GAAP), which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financials or establish itself as a profitable business. As of the year ended December 31, 2021 and 2020, the Company had accumulated deficit of $27,550,126 and $14,100,846, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include the sustained and aggressive developing and marketing of pharmaceutical products both domestically and abroad, and raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that aggressive marketing combined with additional financing as necessary will result in improved operations and cash flow. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

Fair Value of Financial Instruments - The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The methods and assumptions applied in determining the fair value of each class of financial assets and financial liabilities of the Company are disclosed in the respective accounting policies. The estimated fair value of cash, accounts receivable and accounts and note payable approximate their carrying amounts due to the short-term nature of these instruments.

NOTE 3 – LICENSE RIGHT

In 2019, the Company entered into an agreement with a foreign entity to market, distribute, and sell the Consensi product (Product) on an exclusive basis within the United States and Puerto Rico. Upon execution of the Agreement the Company paid $1,000,000 to the foreign entity. Milestone payments were due as follows; (1) $1,500,000 upon completion of the CMC Plan as reimbursements of costs incurred by the foreign entity, (2) $1,000,000 was due upon first commercial sale of the Product which occurred in June 2020. Milestones were not met during the year ended December 31, 2021 and 2020. As of December 31, 2020, $500,000 of the remaining payment above was still unpaid and reflected in ‘accounts payable’ in the accompanying consolidated balance sheet.

During the fourth quarter of 2020, the Company determined that there was a reduction of the useful life, resulting in an impairment charge of $708,333. For the year ended December 31, 2021 and 2020, amortization expense related to the license right totaled $0 and $291,667 respectively.

In September of 2021, the Company executed a license termination agreement with the foreign entity to cease all efforts for sales and promotion of the product in the United States and Puerto Rico. The termination included issuance of $1,500,000 of convertible debt due in 2023 to satisfy amounts owed for the license, issue of warrants (See NOTE 5) and transfer of inventory ownership back to the foreign entity. In conjunction with this termination, the Company also terminated its marketing agreement with a third party for the Product’s sales and promotion.

During the year ended December 31, 2021, the Company and VyGen-Bio, Inc. (“Vy-Gen”) entered into agreements to jointly develop and commercialize two Vy-Gen product candidates, CD38-GEAR-NK and CD38-Diagnostic (the “CD38 Assets”). The Company paid $1,750,000 and issued promissory notes totaling $3,250,000 to Vy-Gen in accordance with the agreements. The collaboration arrangement provides the right for the Company to participate in the development and commercialization of the CD38 Assets and a 50/50 profit share, with the profit share subject to contingent automatic downward adjustment up to 25% upon an event of default in connection with the promissory notes. The Company capitalized $5,000,000 to be amortized over a five-year period in which the CD38 Assets are expected to contribute to future cash flows. For the year ended December 31, 2021 and 2020, amortization expense related to the agreements totaled $445,833 and $0, respectively. As of December 31, 2021, the balance due under the two promissory notes totaled $1,750,000 which matures on March 31, 2022.

F-11

COEPTIS THERAPEUTICS, INC.

(formerly Vinings Holding, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2021 and 2020

NOTE 4 – LONG-TERM DEBT

The Company entered into a note payable agreement with an unrelated company with a conversion option. The principal amount of $200,000, which is unsecured, together with interest at 9% was due June 15, 2020. In lieu of cash repayment, the outstanding principal amount of the note, plus all accrued unpaid interest may be converted at the option of the party, in whole or in part, into shares of Common Stock. As of the December 31, 2020, the note had a balance of $200,000. The note and accrued interest were paid in full in the first quarter of 2021.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $500,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. The balance of the note is $500,000 as of December 31, 2021 and 2020. This debt is currently in default.

In January 2020, the Company entered into a Senior Secured Note agreement with a related party stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note was $0 and $250,000 as of December 31, 2021 and 2020, respectively.

In January 2020, the Company entered into another Senior Secured Note agreement with a stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note is $0 and $250,000 as of as of December 31, 2021 and 2020, respectively.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $333,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note was $0 and $333,000 as of December 31, 2021 and 2020, respectively.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $167,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. The balance of the note is $167,000 as of as of December 31, 2021 and 2020. This debt is currently in default.

In September 2020, the Company entered a non-interest bearing, unsecured note agreement with two shareholders for $104,000 with an unspecified due date. The note was converted to equity in June 2021. The balance was $0 and $104,000 as of December 31, 2021, and 2020, respectively.

In September 2021, as part of a termination of license agreement with Purple BioTech (See Note 7), the Company issued a convertible note in the principal amount of $1,500,000 that is payable on or before February 2023, bearing interest of 5% per annum and convertible in whole or in part at any time by Purple BioTech into shares of Coeptis’ common stock. The conversion price is $5 per share of common stock, subject to certain adjustments under such terms and conditions as agreed between the parties. Coeptis may prepay the principal amount of the Note plus accrued and unpaid interest at any time, prior to the Maturity Date. Inventory, which has been fully written-off on the Company’s balance sheet, will be transferred back to Purple at Purple’s cost.

Interest accrued on the related party notes at December 31, 2021 and 2020 was $0 and $40,000, respectively.

Loans under the CARES Act -- On May 6, 2020, the Company received loan proceeds in the amount of approximately $77,500 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. In February 2021, an additional $77,595 was received by the Company under the second round of PPP (“PPP2”). The Company has used the proceeds for purposes consistent with its intended use. Both the PPP and the PPP2 loans were forgiven in full, along with accrued interest, during 2021. The balance of the notes was $0 and $77,500 as of December 31, 2021 and 2020, respectively.

F-12

COEPTIS THERAPEUTICS, INC.

(formerly Vinings Holding, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2021 and 2020

On July 8, 2020, the Company received a loan of $150,000 from the from the United States Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Proceeds are intended to be used for working capital purposes. Interest on the EIDL Loan accrues at the rate of 3.75% per annum and installment payments, including principal and interest, are due monthly beginning twelve months from the date of the EIDL Loan in the amount of $731. The date of the EIDL Loan being July 31, 2020, made the first monthly installment due on July 31, 2021. However, effective, March 26, 2021, the SBA announced a deferment of principal and interest for a 12-month period starting at the next installment due date, making the first monthly installment due on July 31, 2022. The balance of principal and interest is payable thirty years from the date of the promissory note. The balance of the loan is $150,000, as of December 31, 2021 and 2020.

Maturities of long-term debt are as follows for the years ended December 31,

2022	–
2023	$1,500,000
2024	–
2025	2,183
Thereafter	$147,817
Total long-term debt	$1,650,000

NOTE 5 – CAPITAL STRUCTURE

The total number of shares of stock which the corporation shall have authority to issue is 760,000,000 shares, of which 750,000,000 shares of $0.0001 par value shall be designated as Common Stock and 10,000,000 shares of $0.0001 shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Common Stock - As of December 31, 2021 the Company had 37,082,864 shares of its common stock issued and 36,754,064 outstanding, and on December 31, 2020 the Company had 26,768,240 shares of its common stock issued and outstanding. All references to the common shares outstanding have been retroactively adjusted to reflect the stock splits unless stated otherwise.

In 2021 and 2020, the Company raised capital by issuance of common stock above the stated par value. The contributed capital recognized as additional paid in capital during the year ended December 31, 2021 and 2020 was $10,135,743 and $1,167,065 respectively. During the year ended December, 31 2021 and 2020, there were $0 in capital distributions.

Treasury Stock – As part of the Merger in February of 2021, the Company repurchased 328,800 shares of its common stock previously held by Vinings’ shareholders. The stock was recorded at the cost paid for it, of $247,165 and held as Treasury stock for the duration of 2021. Subsequent to year end, the Company retired the 328,800 shares of Treasury Stock, as of February 18, 2022.

An additional 44,200 shares of common stock were repurchased at cost from a former marketing partner in exchange for a cancellation of an outstanding debt. The shares were immediately cancelled.

Series A Preferred Stock - As of April 30, 2019, the Series A Preferred Stock had been canceled, and no shares remain outstanding. The rights and privileges of future issuances of the Series A Preferred stock will be determined at such time if and when they are issued. As of December 31, 2021, there were 0 shares of Series A Preferred outstanding.

Series B Convertible Preferred Stock - The Company designated 2,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.0001 per share. Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

F-13

COEPTIS THERAPEUTICS, INC.

(formerly Vinings Holding, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2021 and 2020

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to equal to one thousand (1,000) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Preferred Stock into a 1,000 of fully paid and nonassessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

In the event of a reverse split, the conversion ratio shall not be changed. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The Company has evaluated the Series B Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 did not apply as of December 31, 2021. The Company has evaluated the Series B Preferred Stock in accordance with FASB ASC Subtopic 47020 and has determined that there is no beneficial conversion feature that must be accounted for as of December 31, 2021.

As of December 31, 2021, there were 8,000 shares of Series B Preferred outstanding.

Common Stock Warrants - On November 23, 2020, the Company issued a class A and a class B warrant to Coral Investment Partners, LP (“CIP”), with each warrant granting CIP the right to purchase 500,000 shares of common stock at a price of $2.00 for Class A or $5.00 for Class B. The warrants expire on November 30, 2023. The warrants also contain a cashless exercise provision and contained anti-dilution provisions. The warrants remain outstanding as of December 31, 2021. In October 2021, the Company was notified by the warrant holder that they intend to exercise its right to purchase shares of the Company under these warrants.

On May 28, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 500,000 shares of common stock at a price of $1.00 per share, 500,000 shares at $2.00 per share, and 500,000 at $5.00 per share. The warrants expire on June 1, 2026. All warrants were outstanding on December 31, 2021. The warrants were valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise prices of $1.00, $2.00 and $5.00 per share, 2) fair value of $5.00 per share, 3) discount rate of 0.79%, 3) dividend rate of 0%, and 4) a term of 5 years.

On July 30th, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 200,000 shares of common stock at a price of $1.00 per share, 100,000 shares at $2.00 per share, and 100,000 at $5.00 per share. The warrants expire on July 26, 2026. All warrants were outstanding on December 31, 2021. The warrants were valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise prices of $1.00, $2.00 and $5.00 per share, 2) fair value of $4.70 per share, 3) discount rate of 0.69%, 3) dividend rate of 0%, and 4) a term of 5 years.

On September 22, 2021, the Company issued a warrant in conjunction with the termination of the license right (see Note 3) with Purple Biotech, granting Purple Biotech the right to purchase 300,000 shares of common stock at $5 per share, subject to certain adjustments. During 2021, the Company recorded $1,897,585 as general and administrative expense in condensed consolidated statement of operations upon immediate vesting of the Warrant. The warrant was valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise price of $5.00 per share, 2) fair value of $6.50 per share, 3) discount rate of 0.48%, 3) dividend rate of 0%, and 4) a term of 3 years.

On December 20, 2021, the Company granted a warrant to a third party in exchange for services to be provided, conditionally giving the warrant holder the right to purchase 600,000 shares of common stock at a price of $1.00 per share upon performance by The Company. The conditions include three vesting milestones related to the successful filing any S-1 or comparable registration statement, registration effectiveness, and the close of capital raise and uplist to a national exchange. The warrants expire on December 20, 2026.

F-14

COEPTIS THERAPEUTICS, INC.

(formerly Vinings Holding, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2021 and 2020

NOTE 6 – ASSET PURCHASE AGREEMENT

On June 18, 2019, the Company entered into an Asset Purchase Agreement with ANI Pharmaceuticals, Inc. (ANI) for the sale of certain intellectual property and materials related to the research and development related to potential ANDA candidates. The Company recognized revenue of approximately $2,300,000 related to the Asset Purchase Agreement in the year ended December 31, 2019.

In addition to the original purchase price, the Company is due an additional $2,000,000 with respect to the Product that is Vigabatrin 500mg tablets (tablets) as follows; (A) $250,000 within 30 days following the completion of all bioequivalence studies related to tablets, (B) $250,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $1,000,000 in a calendar year, (C) $500,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $5,000,000 in a calendar year, (D) $1,000,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $10,000,000 in a calendar year. As of Year Ended December 31, 2021 and 2020, and through this date, none of these milestones have occurred. Because collection of these milestone payments is not reasonably assured, we have not recorded any revenues in the accompanying financial statements.

Also, the Company is due an additional $1,750,000 with respect to the Product that is Vigabatrin 500mg powder for Oral Solution (powder) as follows; (A) $250,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $1,000,000 in a calendar year, (B) $500,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $5,000,000 in a calendar year, (C) $1,000,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $10,000,000 in a calendar year. As of year Ended December 31, 2021 and 2020, and through this date, none of these milestones have occurred. Because collection of these milestone payments is not reasonably assured, we have not recorded any revenues in the accompanying financial statements.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases office space under an operating lease commencing December 1, 2017 through November 30, 2019 and a first lease extensions commending December 1, 2019 through May 31, 2020. The second lease extension extends the lease for twenty-four months, beginning on June 1, 2020 and ending on May 31, 2022. The monthly rent is $3,750. On January 1, 2019, the Company adopted ASC Topic 842, Leases, requiring this lease to be recorded as an asset and corresponding liability on its consolidated balance sheet. The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. During the year ended December 31, 2021 and 2020, rental expense totaled $45,000 and $34,125 respectively.

Future minimum rental payments required under the lease are as follows:

2022	$18,750

On January 20, 2022, the Company entered into a third lease extension for twenty-four months beginning on June 1, 2022 and ending on May 31, 2024.

Legal Matters – The company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the company’s financial statements.

Royalty Obligations - In connection with the product licensing agreement discussed in Note 3, the Company owed a minimum royalty payment of $1,000,000 following the first year of product sales. A minimum royalty amount was also due in subsequent years. This agreement was terminated and settled in 2021 as discussed in Note 4. As of December 31, 2021 and 2020, liabilities of $0 and $583,333, respectively, were recorded to reflect the minimum future royalty payments.

Royalty Advances - In the year ended December 31, 2021 and 2020, the Company received royalty advances on future product sales of $0 and $500,000, respectively, from its pharmaceutical marketing partner. These cumulative advances were recorded as deferred revenue of $1,000,000 at December 31, 2020. In August 2021, the Company terminated its agreement with its marketing partner. As part of the termination settlement, the payments made to Coeptis as advance of royalty payments on product sales were deemed forfeited by the marketing partner, and to remain as payments to Coeptis for the licensing rights. As such, advances totaling $1,000,000 were recognized as licensing income in Other Income for the year ended December 31, 2021.

F-15

COEPTIS THERAPEUTICS, INC.

(formerly Vinings Holding, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2021 and 2020

NOTE 8 - 401(k) PROFIT-SHARING PLAN

The Company sponsors a qualified profit-sharing plan with a 401(k) feature that covers all eligible employees. Participation in the 401(k) feature of the plan is voluntary. Participating employees may defer up to 100% of their compensation up to the maximum prescribed by the Internal Revenue Code. The plan permits for employee elective deferrals but has no contribution requirements for the Company. During the Year Ended December 31, 2021 and 2020, no employer contributions were made.

NOTE 9 - CONCENTRATIONS

Major Customers – During the Year Ended December 31, 2021 and 2020, 100%, of revenues were earned from two clients. During the year ended December 31, 2021 and 2020, accounts receivable related to major clients was $0 and $21,786, respectively.

NOTE 10 – INCOME TAXES

The Company has established deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forward. Deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forwards. Deferred federal and state income tax expense or benefit is recognized as a result of the change in the deferred tax asset or liability during the year using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized.

During the years ended December 31, 2021 and 2020, a reconciliation of income tax expense at the statutory rate of 31% to income tax expense at the Company’s effective tax rate is as follows:

	2021	2020
Income tax benefit at statutory rate	$7,130,000	$2,852,000
Change in valuation allowance	(7,130,000)	(2,852,000)

Provision for federal/state income taxes	$–	–

As of the year ended December 31, 2021, the Company has approximately $23,000,000 of unused net operating loss carry forwards. Unused net operating loss carry forwards may provide future benefits, although there can be no assurance that these net operating losses will be realized in the future. The tax benefits of these loss carry forwards have been fully offset by a valuation allowance. These losses may be used to offset future taxable income and will carry forward indefinitely.

NOTE 11 – SUBSEQUENT EVENT

On January 20, 2022, the Company entered into a third lease extension for twenty-four months beginning on June 1, 2022 and ending on May 31, 2024. See Note 7.

On January 28, 2022, the Company issued warrants to various shareholders giving them the right to purchase a total of 3,595,100 shares, with strike prices between $1 and $2. The warrants expire January 31, 2024.

On February 4, 2022, the Company filed Form S-1: General form for Registration of Securities with the SEC, to register its shares for re-sale on the open market.

F-16

COPETIS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of
	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$2,378,295	$2,179,558
TOTAL CURRENT ASSETS	2,378,295	2,179,558

PROPERTY AND EQUIPMENT
Furniture and fixtures	25,237	25,237
Less: accumulated depreciation	12,003	11,311
Furniture and fixtures, net	13,234	13,926

OTHER ASSETS
Co-development options	4,054,166	4,554,167
Right of use asset, net of accumulated amortization	77,950	17,925
Total other assets	4,132,116	4,572,092
TOTAL ASSETS	$6,523,645	$6,765,576

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$268,465	$134,092
Accrued expenses	305,652	199,126
Notes payable, current portion	3,662,702	2,417,000
Notes payable, related parties, current portion	–	–
Right of use liability, current portion	19,451	14,724
TOTAL CURRENT LIABILITIES	4,256,270	2,764,942

LONG TERM LIABILITIES
Note payable	150,000	1,650,000
Right of use liability, non-current portion	56,341	–
TOTAL LONG TERM LIABILITIES	206,341	1,650,000
TOTAL LIABILITIES	$4,462,611	$4,414,942

COMMITMENTS AND CONTINGENCIES (NOTE 7)

STOCKHOLDERS' EQUITY (DEFICIT)
Series B Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 8,000 and 8,000 shares issued and outstanding, respectively	1	1
Common stock, $0.0001 par value, 750,000,000 shares authorized, 39,012,897 shares issued and outstanding at June 30, 2022, and 37,082,864 shares issued and 36,754,064 shares outstanding at December 31, 2021	3,776	3,550
Additional paid-in capital	58,587,415	30,144,374
Common stock subscribed	2,500	–
Treasury stock, 328,800 shares at cost	–	(247,165)
Accumulated deficit	(56,532,658)	(27,550,126)
TOTAL STOCKHOLDERS' EQUITY	2,061,034	2,350,634
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,523,645	$6,765,576

The accompanying notes are an integral part of the consolidated financial statements.

F-17

COEPTIS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	3 Months Ended		6 Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
SALES
Consulting services	$–	$–	$–	$75,000
Sales	–	–	–	–
Total sales	–	–	–	75,000
Cost of goods, including inventory obsolescence	–	–	–	–
Gross profit	–	–	–	75,000

COST OF OPERATIONS
General and administrative expenses	9,744,977	2,580,971	25,460,292	4,318,408
Selling and marketing	4,051	–	4,052	2,918
Interest expense	63,826	43,098	119,644	77,823
Total operating expenses	9,812,854	2,624,069	25,583,988	4,399,149

LOSS FROM OPERATIONS	(9,812,854)	(2,624,069)	(25,583,988)	(4,324,149)

OTHER INCOME (EXPENSE)

Royalties and licensing fees	(5,000)	(166,667)	(5,000)	(416,667)
Gain (Loss) on extinguishment of debt	15,017	77,500	(3,393,542)	77,500
TOTAL OTHER INCOME (EXPENSE)	10,017	(89,167)	(3,398,542)	(339,167)

LOSS BEFORE INCOME TAXES	(9,802,837)	(2,713,235)	(28,982,530)	(4,663,316)

PROVISION FOR INCOME TAXES (BENEFIT)	–	–	–	–
NET LOSS	$(9,802,837)	$(2,713,235)	$(28,982,530)	$(4,663,316)

LOSS PER SHARE
Loss per share, basic	$(0.25)	$(0.09)	$(0.76)	$(0.16)
Loss per share, fully diluted	$(0.25)	$(0.09)	$(0.76)	$(0.16)

Weighted average number of common shares outstanding, basic	38,657,490	30,412,242	38,042,870	29,543,639
Weighted average number of common shares outstanding, diluted	38,657,490	30,412,242	38,042,870	29,543,639

The accompanying notes are an integral part of the consolidated financial statements.

F-18

COEPTIS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(Unaudited)

	SERIES B				ADDITIONAL	COMMON
	PREFERRED STOCK		COMMON STOCK		PAID-IN	STOCK	TREASURY	ACCUMULATED
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	SUBSCRIBED	STOCK	DEFICIT	TOTAL

BALANCE AT DECEMBER 31, 2020	–	–	25,178,840	2,519	8,954,985	–	–	(14,100,846)	(5,143,342)

Retroactive application of recapitalization	8,000	1	1,589,400	–	(298,062)	–	–	–	(298,061)

Shares issued for cash	–	–	2,436,500	244	2,436,256	471,000	–	–	2,907,500

Shares issued for services	–	–	770,000	77	769,923	–	–	–	770,000

Net income (loss)	–	–	–	–	–	–	–	(1,950,081)	(1,950,081)

BALANCE AT MARCH 31, 2021	8,000	1	29,974,740	2,839	11,863,102	471,000	–	(16,050,927)	(3,713,986)

Shares issued for cash	–	–	1,281,664	128	1,922,368	(388,500)	–	–	1,533,996

Shares issued for services	–	–	690,000	69	1,034,931	–	–	–	1,035,000

Warrants issued for services	–	–	–	–	676,892	–	–	–	676,892

Shares issued through conversion of debt	–	–	694,000	69	1,040,931	–	–	–	1,041,000

Net income (loss)	–	–	–	–	–	–	–	(2,713,235)	(2,713,235)

BALANCE AT JUNE 30, 2021	8,000	1	32,640,404	3,106	16,538,223	82,500	–	(18,764,162)	(2,140,332)

BALANCE AT DECEMBER 31, 2021	8,000	1	37,082,864	3,550	30,144,374	–	(247,165)	(27,550,126)	2,350,634

Shares issued for cash	–	–	421,999	42	1,265,958	–	–	–	1,266,000

Shares issued for services	–	–	1,180,000	118	3,539,882	–	–	–	3,540,000

Retirement of shares	–	–	(328,800)	–	(247,165)	–	247,165	–	–

Warrants converted to shares	–	–	73,334	7	107,493	2,500	–	–	110,000

Warrants issued for services	–	–	–	–	10,841,695	–	–	–	10,841,695

Warrants issued for extinguishment of debt	–	–	–	–	3,408,559	–	–	–	3,408,559

Net income (loss)	–	–	–	–	–	–	–	(19,179,693)	(19,179,693)

BALANCE AT MARCH 31, 2022	8,000	1	38,429,397	3,717	49,060,796	2,500	–	(46,729,821)	2,337,154

Shares issued for cash	–	–	228,500	23	685,462	–	–	–	685,485

Shares issued for services	–	–	60,000	6	179,995	–	–	–	180,000

Warrants converted to shares	–	–	295,000	30	382,471		–	–	382,500

Warrants issued for services	–	–	–	–	8,278,691	–	–	–	8,278,691

Net income (loss)	–	–	–	–	–	–	–	(9,802,837)	(9,802,837)

BALANCE AT JUNE 30, 2022	8,000	1	39,012,897	3,776	58,587,415	2,500	–	(56,532,658)	2,061,034

The accompanying notes are an integral part of the consolidated financial statements.

F-19

COEPTIS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	6 Months Ended
	June 30, 2022	June 30, 2021
OPERATING ACTIVITIES

Net income (loss)	$(28,982,530)	$(4,663,316)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization	500,692	848
Forgiveness of debt	–	(77,500)
Debt discount from modification of debt	(4,298)	–
Shares issued for non-employee services	3,720,000	1,805,000
Shares issued for conversion of debt	–	1,041,000
Warrants issued for extinguishment of debt	3,408,559	–
Warrants issued for services	19,120,386	676,892
(Increase) decrease in:
Right of use asset/liability	1,043	(658)
Increase (decrease) in:
Accounts payable	134,372	1,113,092
Accrued expenses	106,526	(525,779)
NET CASH USED IN OPERATING ACTIVITIES	(1,995,250)	(630,415)

INVESTING ACTIVITIES

Purchase of license right	–	(750,000)
Purchase of property and equipment	–	–
NET CASH USED IN INVESTING ACTIVITIES	–	(750,000)

FINANCING ACTIVITIES

Proceeds from notes payable	–	77,595
Repayment of notes payable	(250,000)	(527,905)
Repayment of notes payable, related parties	–	(604,000)
Cash paid for debt as part of merger/recapitalization	–	(298,061)
Shares issued for cash	1,951,487	4,358,624
Shares issued for cash for the conversion warrants	490,000	–
Cash received for stock subscription	2,500	82,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,193,987	3,088,753
NET INCREASE IN CASH	198,737	1,708,339
CASH AT BEGINNING OF PERIOD	2,179,558	202,965
CASH AT END OF PERIOD	$2,378,295	$1,911,304

SUPPLEMENTAL DISCLOSURES

Interest paid	$–	$–
Taxes paid (refunded)	$–	$–

The accompanying notes are an integral part of the consolidated financial statements.

F-20

COEPTIS THERAPEUTICS, INC.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Six months ended June 30, 2022 and 2021 (unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business – Coeptis Pharmaceuticals, LLC (LLC) was formed in July 12, 2017 as a Pennsylvania multi-member limited liability company. On December 1, 2018, the members of LLC contributed their interest to a newly formed corporation, Coeptis Pharmaceuticals, Inc (“Coeptis”). As of December 1, 2018, the LLC became a disregarded single-member limited liability company which is wholly owned by the newly formed corporation. On February 12, 2021, Vinings Holdings, Inc., a Delaware corporation (“Vinings”), merged (the “Merger”) with and into Coeptis Pharmaceuticals, Inc. On July 12, 2021, the company has legally changed its name from Vinings Holdings, Inc. to Coeptis Therapeutics, Inc. Coeptis was the surviving corporation of that Merger. As a result of the Merger, Vinings acquired the business of Coeptis and will continue the existing business operations of Coeptis as a wholly owned subsidiary. The Merger was treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Vinings before the Merger were replaced with the historical financial statements of Coeptis before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

The Company is located in Wexford, PA, and engages primarily in the acquisition, development, and commercialization of pharmaceutical products.

Merger - On April 18, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BH Merger Sub, Inc., (“Merger Sub”) a Delaware corporation and wholly-owned subsidiary of Bull Horn Holdings Corp., a company incorporated in the British Virgin Islands (together with its successors, including after giving effect to the Domestication as described below, “Bull Horn” or the “Purchaser”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing (as defined below), Bull Horn will re-domicile from the British Virgin Islands to the State of Delaware through a statutory re-domestication (the “Domestication”), and (ii) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Coeptis (the “Merger” and, together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Coeptis continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Bull Horn (after the Domestication).

Prior to the Merger, all outstanding shares of Coeptis preferred stock will convert or exchange their shares of preferred stock for shares of Coeptis common stock at the applicable ratio in Coeptis organizational documents (the “Preferred Stock Exchange”).

In the Merger, (i) all shares of Coeptis common stock issued and outstanding immediately prior to the effective time of the Merger (other than those properly exercising any applicable dissenters rights under Delaware law), but after giving effect to the Preferred Stock Exchange, will be converted into the right to receive a portion of the Merger Consideration (as defined below), (ii) certain issued and outstanding warrants to acquire shares of Coeptis stock (the “Specified Warrants”) will be assumed by Bull Horn and converted into a warrant for shares of Bull Horn common stock with its price and number of shares equitably adjusted based on the conversion of the shares of Coeptis common stock into the Merger Consideration (each, an “Assumed Warrant”), (iii) certain outstanding convertible debt of Coeptis (the “Coeptis Convertible Debt”) will be assumed by Bull Horn and be convertible into common stock of Bull Horn (the “Assumed Convertible Debt”) and (iv) any other outstanding securities with the right to convert into or acquire equity securities of Coeptis or its subsidiaries will be terminated. At the Closing, Bull Horn will change its name to “Coeptis Therapeutics Holdings, Inc.”.

The aggregate Merger consideration received by Coeptis security holders from Bull Horn at the Closing will have an aggregate value equal to (the “Merger Consideration”) (i) $175,000,000, minus (or plus if positive), (ii) the amount of Coeptis’ outstanding indebtedness as of immediately prior to the Closing (excluding Permitted Debt, as described below), net of its cash as of immediately prior to the Closing, minus (iii) the amount of Coeptis’ outstanding unpaid transaction expenses and transaction bonuses as of the Closing. The Merger Consideration will be payable, (a) in the case of Coeptis stockholders, solely in new shares of Bull Horn common stock, with each share of Bull Horn common stock valued at the price per share (the “Redemption Price”) at which each Bull Horn share of common stock is redeemed or converted pursuant to the redemption by Bull Horn of its public shareholders in connection with Bull Horn’s initial business combination, as required by its amended and restated memorandum and articles of association and Bull Horn’s initial public offering prospectus (the “Closing Redemption”), and (b) with respect to the holders of the Specified Warrants, by the assumption of such warrants by Bull Horn as Assumed Warrants. The Merger Consideration deliverable to Coeptis stockholders will be allocated pro rata after giving effect to the Preferred Stock Exchange and deducting the value attributable to the Assumed Warrants as if the Specified Warrants that become Assumed Warrants were exercised on a net exercise basis as of immediately prior to the Closing.

F-21

The Coeptis Convertible Debt, along with (i) certain other outstanding indebtedness of Coeptis as of the date of the Merger Agreement (which together with the Coeptis Convertible Debt, has aggregate outstanding obligations of approximately $3.9 million as of the date of the Merger Agreement), and (ii) certain other indebtedness that Coeptis is permitted to incur between the signing of the Merger Agreement and the Closing, will not affect the Merger Consideration payable to Coeptis security holders (the Coeptis Convertible Debt and such other indebtedness, “Permitted Debt”).

Basis of Presentation - The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles in the United States of America for complete financial statements. In the opinion of the Company’s management, any adjustments contained in the accompanying unaudited consolidated financial statements are of a normal recurring nature, and are necessary to fairly present the financial position of the Company as of June 30, 2022, along with its results of operations for the three and six-month periods ended June 30, 2022 and 2021 and cash flows for the six-month periods ended June 30, 2022 and 2021. Interim financial statements are prepared on a basis consistent with the Company’s annual financial statements and should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Results of operations for the six-month period ended June 30, 2022, are not necessarily indicative of the operating results that may be expected for the full year ending December 31, 2022.

Principles of Consolidation – The accompanying unaudited consolidated financial statements include the accounts of Coeptis Therapeutics Inc., Coeptis Pharmaceuticals, Inc. and its wholly-owned subsidiary, Coeptis Pharmaceuticals, LLC. All material intercompany accounts, balances and transactions have been eliminated.

Risks and Uncertainties - In late 2019, an outbreak of a novel strain of the Coronavirus 2019 Disease (COVID-19) was identified and infections have been found in a number of countries around the world, including the United States. COVID-19 and its impact on trade including customer demand, travel, employee productivity, supply chain, and other economic activities has had, and may continue to have, a potentially significant effect on financial markets and business activity. The extent of the impact of COVID-19 on the Company’s operational and financial performance is currently uncertain and cannot be predicted.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company’s significant accounting policies are described in Note 2 “Summary of Significant Accounting Policies,” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 11, 2022. There have been no material changes to the significant accounting policies during the six-month period ended June 30, 2022, except for items mentioned below.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company believes that the estimates, judgments and assumptions upon which it relies are reasonable based upon information available at the time that these estimates, judgments and assumptions are made. Actual results could differ from those estimates. The Company’s accounting estimates include the useful lives of long-lived assets and recoverability of those assets, and valuation allowance of deferred tax assets.

Adoption of New Accounting Pronouncements - The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and management does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Going Concern - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of American (GAAP), which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financials or establish itself as a profitable business. As of the quarter ended June 30, 2022, the Company had accumulated deficit of $56,532,658. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include the sustained and aggressive developing and marketing of pharmaceutical products both domestically and abroad, and raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that aggressive marketing combined with additional financing as necessary will result in improved operations and cash flow. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

F-22

NOTE 3 – LICENSE RIGHT

In 2019, the Company entered into an agreement with a foreign entity to market, distribute, and sell the Consensi product (Product) on an exclusive basis within the United States and Puerto Rico. Upon execution of the Agreement the Company paid $1,000,000 to the foreign entity. Milestone payments were due as follows; (1) $1,500,000 upon completion of the CMC Plan as reimbursements of costs incurred by the foreign entity, (2) $1,000,000 was due upon first commercial sale of the Product which occurred in June 2020. Milestones were not met as of June 30, 2022.

In September of 2021, the Company executed a license termination agreement with the foreign entity to cease all efforts for sales and promotion of the product in the United States and Puerto Rico. The termination included (i) issuance of $1,500,000 of convertible debt due in 2023 to satisfy amounts owed for the license, (ii) the issue of warrants (See NOTE 5) and (iii) transfer of inventory ownership back to the foreign entity. In conjunction with this termination, the Company also terminated its marketing agreement with a third party for the Product’s sales and promotion.

During the year ended December 31, 2021, the Company and VyGen-Bio, Inc. (“Vy-Gen”) entered into agreements to jointly develop and commercialize two Vy-Gen product candidates, CD38-GEAR-NK and CD38-Diagnostic (the “CD38 Assets”). The Company paid $1,750,000 and issued promissory notes totaling $3,250,000 to Vy-Gen in accordance with the agreements. The collaboration arrangement provides the right for the Company to participate, under the direction of a joint steering committee, in the development and commercialization of the CD38 Assets and a 50/50 profit share, with the profit share subject to contingent automatic downward adjustment up to 25% upon an event of default in connection with the promissory notes. The Company has determined that these options have alternative future use and should be recorded as assets pursuant to ASC 730-10-25-2. The Company capitalized $5,000,000 to be amortized over a five-year period in which the CD38 Assets are expected to contribute to future cash flows. In March of 2022, a $250,000 payment was made toward the promissory notes. As of June 30, 2022, the balance due under the two promissory notes totaled $1,500,000, with a maturity date of September 30, 2022. The Company is in compliance with the option agreement as of June 30, 2022.

Related to the joint development, Coeptis, under the direction of the joint steering committee, is assessing market opportunities, intellectual property protection, and potential regulatory strategies for the CD38 Assets. VyGen Bio is responsible for development activities conducted and overseen by the scientists at Karolinska Institute. The agreement does not currently require additional payments for R&D costs by Coeptis and no additional payments are required upon development or regulatory milestones.

NOTE 4 – DEBT

The Company entered into a note payable agreement with an unrelated company with a conversion option. The principal amount of $200,000, which is unsecured, together with interest at 9% was due June 15, 2020. In lieu of cash repayment, the outstanding principal amount of the note, plus all accrued unpaid interest may be converted at the option of the party, in whole or in part, into shares of Common Stock. As of the December 31, 2020, the note had a balance of $200,000. The note and accrued interest were paid in full in the first quarter of 2021.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $500,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. On April 14, 2022 the company entered into a Debt modification agreement with the note holder, extending the maturity to July 31, 2022. The extension was executed in exchange for consideration of warrants exchangeable for 400,000 shares of common stock at a price of $1.50 per share issued to the debt holders on January 28, 2022. See Note 5 for details of warrants. The balance of the note is $500,000 at June 30, 2022, and is recorded in the financials net the debt discount of $3,220. The Company is in compliance with the debt agreement as of June 30, 2022.

In January 2020, the Company entered into a Senior Secured Note agreement with a related party stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note was $0 and $0 as of June 30, 2022 and 2021, respectively.

In January 2020, the Company entered into another Senior Secured Note agreement with a stockholder. The principal amount of $250,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note is $0 and $0 as of as of June 30, 2022 and 2021, respectively.

F-23

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $333,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. This debt was converted to equity in June 2021. The balance of the note was $0 and $333,000 as of June 30, 2022 and 2021, respectively.

In January 2020, the Company entered into a Senior Secured Note agreement with an unrelated party. The principal amount of $167,000, which is secured by a security agreement, together with interest at 8%, plus additional 2% in the event of default, was due February 8, 2021. On April 14, 2022 the company entered into a Debt modification agreement with the note holder, extending the maturity to July 31, 2022. The extension was executed in exchange for consideration of warrants exchangeable for 250,000 shares of common stock at a price of $1.50 per share issued to the debt holders on January 28, 2022. See Note 5 for details of warrants. The balance of the note is $167,000 at June 30, 2022, and is recorded in the financials net the debt discount of $1,078. The Company is in compliance with the debt agreement as of June 30, 2022.

In September 2020, the Company entered a non-interest bearing, unsecured note agreement with two shareholders for $104,000 with an unspecified due date. The note was converted to equity in June 2021. The balance was $0 as of June 30, 2022, and 2021, respectively.

In September 2021, as part of a termination of license agreement with Purple BioTech, the Company issued a convertible note in the principal amount of $1,500,000 that is payable on or before February 2023, bearing interest of 5% per annum and convertible in whole or in part at any time by Purple BioTech into shares of Coeptis’ common stock. The conversion price is $5 per share of common stock, subject to certain adjustments under such terms and conditions as agreed between the parties. Coeptis may prepay the principal amount of the Note plus accrued and unpaid interest at any time, prior to the Maturity Date. Inventory, which has been fully written-off on the Company’s balance sheet, will be transferred back to Purple at Purple’s cost. The Company is in compliance with the debt agreement as of June 30, 2022.

Loans under the CARES Act -- On May 6, 2020, the Company received loan proceeds in the amount of approximately $77,500 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. In February 2021, an additional $77,595 was received by the Company under the second round of PPP (“PPP2”). The Company has used the proceeds for purposes consistent with its intended use. Both the PPP and the PPP2 loans were forgiven in full, along with accrued interest, during 2021. The balance of the notes was $0 and $77,595 as of June 30, 2022 and 2021, respectively.

On July 8, 2020, the Company received a loan of $150,000 from the from the United States Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Proceeds are intended to be used for working capital purposes. Interest on the EIDL Loan accrues at the rate of 3.75% per annum and installment payments, including principal and interest, are due monthly in the amount of $731. Installment payments have been deferred by the SBA until January 2023. The balance of principal and interest is payable thirty years from the date of the promissory note. The balance of the loan is $150,000, as of June 30, 2022 and 2021.

Maturities of long-term debt are as follows for the quarter ended June 30,

2023	$–
2024	–
2025	–
2026	2,080
2027	3,126
Thereafter	144,794
Total long-term debt	$150,000

F-24

NOTE 5 – CAPITAL STRUCTURE

The total number of shares of stock which the corporation shall have authority to issue is 760,000,000 shares, of which 750,000,000 shares of $0.0001 par value shall be designated as Common Stock and 10,000,000 shares of $0.0001 shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Common Stock - As of June 30, 2022 the Company had 39,012,897 shares of its common stock issued and outstanding, and on June 30, 2021 the Company had 32,640,404 shares of its common stock issued and outstanding. All references to the common shares outstanding have been retroactively adjusted to reflect the stock splits unless stated otherwise.

In 2022 and 2021, the Company raised capital by issuance of common stock above the stated par value. The contributed capital recognized as additional paid in capital during the quarter ended June 30, 2022 and 2021 was $685,462 and $1,922,368, respectively. Contributed capital recognized as additional paid in capital during the six-month periods June 30, 2022 and 2021 was $1,951,420 and $4,358,624. During the three and six-month periods ended June 30, 2022 and 2021, there were $0 in capital distributions.

Treasury Stock – As part of the Merger in February of 2021, the Company repurchased 328,800 shares of its common stock previously held by Vinings’ shareholders. The stock was recorded at the cost paid for it, of $247,165 and held as Treasury stock for the duration of 2021. Subsequent to year end, the Company retired the 328,800 shares of Treasury Stock, as of February 18, 2022.

Series A Preferred Stock - As of April 30, 2019, the Series A Preferred Stock had been canceled, and no shares remain outstanding. The rights and privileges of future issuances of the Series A Preferred stock will be determined at such time if and when they are issued. As of the balance sheet dates presented, there were 0 shares of Series A Preferred outstanding.

Series B Convertible Preferred Stock - The Company designated 2,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.0001 per share. Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to equal to one thousand (1,000) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series B Preferred Stock into a 1,000 of fully paid and nonassessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

In the event of a reverse split, the conversion ratio shall not be changed. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

F-25

The Company has evaluated the Series B Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 did not apply as of December 31, 2021. The Company has evaluated the Series B Preferred Stock in accordance with FASB ASC Subtopic 470-20-40 and has determined that there is no beneficial conversion feature that must be accounted for as of December 31, 2021.

As of June 30, 2022 and December 31, 2021, there were 8,000 shares of Series B Preferred outstanding.

Common Stock Warrants - On November 23, 2020, the Company issued a class A and a class B warrant to Coral Investment Partners, LP (“CIP”), with each warrant granting CIP the right to purchase 500,000 shares of common stock at a price of $2 for Class A or $5 for Class B. The warrants expire on November 30, 2023. The warrants also contain a cashless exercise provision and contained anti-dilution provisions. In October 2021, the Company was notified by the warrant holder that they intend to exercise its right to purchase shares of the Company under these warrants. However, the required cash payment has not been received, and the warrants remain outstanding as of June 30, 2022.

On May 28, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 500,000 shares of common stock at a price of $1 per share, 500,000 shares at $2 per share, and 500,000 shares at $5 per share. The warrants expire on June 1, 2026. All warrants were outstanding on June 30, 2022.

On July 30th, 2021, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 200,000 shares of common stock at a price of $1 per share, 100,000 shares at $2 per share, and 100,000 shares at $5 per share. The warrants expire on July 26, 2026. 5,000 warrants at $1 per share were exercised on March 1, 2022, and on June 27, 2022 exercised 195,000 warrants at $1 per share and 75,000 warrants at $2 per share. As of June 30, 2022 there were 125,000 warrants remaining

On September 22, 2021, the Company issued a warrant in conjunction with the termination of the license right (see Note 3) with Purple Biotech, granting Purple Biotech the right to purchase 300,000 shares of common stock at $5 per share, subject to certain adjustments. During 2021, the Company recorded $1,897,585 as general and administrative expense in condensed consolidated statement of operations upon immediate vesting of the Warrant. The warrant was valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise price of $5.00 per share, 2) fair value of $6.50 per share, 3) discount rate of 0.48%, 3) dividend rate of 0%, and 4) a term of 3 years.

On December 20, 2021, the Company issued a warrant to a third party in exchange for services to be provided, granting the warrant holder the right to purchase 600,000 shares of common stock at a price of $1 per share. The warrants expire on December 20, 2026. All warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for contemplation of a debt extension, granting the warrant holder the right to purchase 250,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. The warrants were expensed immediately as a loss on extinguishment of debt. All warrants were outstanding on June 30, 2022. Subsequently, on April 14, 2022, an agreement was executed with the debt holder extending the maturity of the debt to July 31, 2022 in recognition of the warrants issued on January 28, 2022. This amendment was treated as a debt modification, and will be accounted for accordingly in the second quarter.

On January 28, 2022, the Company issued a warrant to a third party in exchange for contemplation of a debt extension, granting the warrant holder the right to purchase 400,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. The warrants expire on January 31, 2024. The warrants were expensed immediately as a loss on extinguishment of debt. All warrants were outstanding on June 30, 2022. Subsequently, on April 14, 2022, an agreement was executed with the debt holder extending the maturity of the debt to July 31, 2022 in recognition of the warrants issued on January 28, 2022. This amendment was treated as a debt modification, and will be accounted for accordingly in the second quarter.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 775,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 200,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

F-26

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 350,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. 296,666 warrants were outstanding on June 30, 2022. 53,334 warrants at $1.50 per share were exercised on March 1, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 150,000 shares of common stock at a price of $1 per share and 150,000 shares at $2 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022. On April 14, 2022, the Company issued an additional warrant in exchange for professional services, granting the warrant holder the right to purchase an additional 170,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All additional warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 1,018,050 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 225,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. 210,000 warrants were outstanding on June 30, 2022. 15,000 warrants at $1.50 per share were exercised on March 1, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 100,000 shares of common stock at a price of $1 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 100,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. On June 27, 2022 a total of 25,000 warrants were exercised, leaving 75,000 outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 100,000 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

On January 28, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 52,050 shares of common stock at a price of $1.50 per share. The warrants expire on January 31, 2024. All warrants were outstanding on June 30, 2022.

On March 30, 2022, the Company issued a warrant to a third party in conjunction with an investment, granting the warrant holder the right to purchase 250,000 shares of common stock at a price of $3 per share. The warrants expire on March 30, 2024. All warrants were outstanding on June 30, 2022.

On March 30, 2022, the Company issued a warrant to a third party in exchange for professional services, granting the warrant holder the right to purchase 300,000 shares of common stock at a price of $1.50 per share. The warrants expire on April 1, 2027. All warrants were outstanding on June 30, 2022.

The warrants issued as of June 30, 2022 were valued using the Black-Scholes option pricing model using the following assumptions: 1) exercise price ranging from $1.00 to $5.00 per share, 2) fair value ranging from $4.80 to $6.00 per share, 3) discount rate ranging from 1.15% to 2.31%, 3) dividend rate of 0%, and 4) a term ranging from 2 to 5 years.

On April 19, 2022, Coeptis initiated a forced warrant conversation for certain warrants and on April 20, 2022, for additional warrants. The original expiration for the warrant conversions was set as May 19, 2022, and May 20, 2022. The expiration date was extended and moved to June 30, 2022. A second extension moved the expiration to July 15, 2022, and the third and most recent extension moved the expiration date for the warrant conversions to August 1, 2022.

F-27

Warrant contract	# Shares	$1.00	$1.50	$2.00	$3.00	$5.00
Coral Investment Partners Warrants	1,000,000	–	–	500,000	–	500,000

Warrant Holder	1,500,000	500,000	–	500,000	–	500,000

Warrant Holder	400,000	200,000	–	100,000	–	100,000
March 1, 2022	(5,000)	(5,000)	–	–	–	–
June 27, 2022	(270,000)	(195,000)	–	(75,000)	–	–
	125,000	–	–	25,000	–	100,000

Purple BioTech	300,000	–	–	–	–	300,000

Warrant Holder	600,000	600,000	–	–	–	–

Warrant Holder	250,000	–	250,000	–	–	–

Warrant Holder	400,000	–	400,000	–	–	–

Warrant Holder	775,000	–	775,000	–	–	–

Warrant Holder	200,000	–	200,000	–	–	–

Warrant Holder	350,000	–	350,000	–	–	–
March 1, 2022	(53,334)	–	(53,334)	–		–
	296,666	–	296,666	–	–	–

Warrant Holder	470,000	150,000	170,000	150,000	–	–

Warrant Holder	1,018,050	–	1,018,050	–	–	–

Warrant Holder	225,000	–	225,000	–	–	–
March 1, 2022	(15,000)	–	(15,000)	–	–	–
	210,000	–	210,000	–	–	–

Warrant Holder	100,000	100,000	–	–	–	–

Warrant Holder	100,000	–	100,000	–	–	–

Warrant Holder	100,000	–	100,000	–	–	–
June 27, 2022	(25,000)	–	(25,000)	–	–	–
	75,000	–	75,000	–	–	–

Warrant Holder	52,050	–	52,050	–	–	–

Warrant Holder	250,000	–	–	–	250,000	–

Warrant Holder	300,000	–	300,000	–	–	–

Total warrants outstanding for purchase of shares:	8,021,766	1,350,000	3,846,766	1,175,000	250,000	1,400,000

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NOTE 6 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases office space under an operating lease commencing December 1, 2017 through November 30, 2019 and a first lease extensions commending December 1, 2019 through May 31, 2020. The second lease extension extends the lease for twenty-four months, beginning on June 1, 2020 and ending on May 31, 2022. The third lease extension extends the lease for twenty-four months, beginning on June 1, 2022 and ending on May 31, 2024. The monthly rent is $3,750. On January 1, 2019, the Company adopted ASC Topic 842, Leases, requiring this lease to be recorded as an asset and corresponding liability on its consolidated balance sheet. The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. During the quarter ended June 30, 2022 and 2021, rents paid totaled $11,250 and for the six-month period ended June 30, 2022 and 2021, rental expense totaled $22,500

Future minimum rental payments required under the lease are as follows:

2022 (remaining)	$22,500
2023	45,000
2024	18,750
Total minimum lease payments:	86,250
Less amount representing interest	(10,458)
Present value of minimum lease payments:	75,792

As of June 30, 2022, the company had recorded a right of use asset of $77,950, and current and non-current lease liabilities of $19,451 and $56,341, respectively.

Legal Matters – The company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the company’s financial statements.

Royalty Obligations - In connection with the product licensing agreement discussed in Note 3, the Company owed a minimum royalty payment of $1,000,000 following the first year of product sales. A minimum royalty amount was also due in subsequent years. This agreement was terminated and settled in September 2021. As of June 30, 2022 and 2021, liabilities of $0 and $1,000,000, respectively, were recorded to reflect the minimum future royalty payments.

Royalty Advances - In the year ended December 31, 2020, the Company received royalty advances on future product sales from its pharmaceutical marketing partner. These cumulative advances were recorded as deferred revenue of $1,000,000 at June 30, 2021. In August 2021, the Company terminated its agreement with its marketing partner. As part of the termination settlement, the payments made to Coeptis as advance of royalty payments on product sales were deemed forfeited by the marketing partner, and to remain as payments to Coeptis for the licensing rights. As such, advances totaling $1,000,000 were recognized as licensing income in Other Income for the year ended December 31, 2021. There were no royalty advances in the three- and six-month periods ended June 30, 2022 and 2021.

Potential Asset acquisition - On April 6, 2022, the Company entered into a strategic agreement with Statera Biopharma, Inc.(‘Statera’) (Nasdaq: STAB) giving Coeptis the exclusive right to negotiate a definitive agreement related to the acquisition by Coeptis of Statera’s toll-like receptor 5 (TLR5) agonist platform, including entolimod, a clinical-stage product currently being developed as a treatment for acute radiation syndrome. The consummation of the transaction is contingent upon a successful negotiation of a definitive agreement and satisfaction of a number of closing conditions, including a financing contingency. Coeptis and Statera have agreed to an exclusivity period through the date that is 30 days following the date on which the first draft of the definitive agreement is available to review by both parties.

Coeptis and Statera have agreed that the definitive agreement will provide for the payment by Coeptis to Statera of six million USD ($6,000,000) plus revenue-based milestone payments (to be defined in the definitive agreement) in exchange for a defined set of purchased assets that include Statera’s rights to any product containing Entolimod as an active ingredient and all other related TLR5 agonists, related intellectual property, contract rights, inventory and data related to such products.

Coeptis is currently continuing its due diligence review of the Entolimod opportunity, and in connection therewith is in the process of reviewing proposed loan documentation the proceeds of which would be used to finance the acquisition. Coeptis paid $61,250 as a good faith deposit on April 22, 2022, in connection with proposed financing through a third party.

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Option Agreement - On April 29, 2022, Coeptis entered into an exclusive option agreement with University of Pittsburgh for rights to three chimeric antigen receptor T cell (CAR-T) technologies that offer the potential to address a range of hematologic and solid tumors. Among the initial cancer indications under development are pre-clinical programs targeting breast cancer and ovarian cancer. The exclusive option agreement involves the intellectual property rights to three technologies jointly developed in the laboratories of Jason Lohmueller, Ph.D., Assistant Professor of Immunology; Alexander Deiters, Ph.D., Professor of Chemistry; and Olivera Finn, Ph.D., Professor of Immunology: 1) mSA2 affinity-enhanced biotin-binding CAR, 2) universal self-labeling SynNotch and CARs for programable antigen-targeting, and 3) conditional control of universal CAR-T cells through stimulus-reactive adaptors. Per the option agreement, Coeptis paid the University of Pittsburgh a non-refundable fee of $5,000 for the exclusive option to license the patent rights to each of the three technologies. Coeptis has until October 29, 2022, to exercise the options and pay the specified exercise considerations. The option agreement may be extended an additional six months, subject to the agreement of both parties.

NOTE 7 - 401(k) PROFIT-SHARING PLAN

The Company sponsors a qualified profit-sharing plan with a 401(k) feature that covers all eligible employees. Participation in the 401(k) feature of the plan is voluntary. Participating employees may defer up to 100% of their compensation up to the maximum prescribed by the Internal Revenue Code. The plan permits for employee elective deferrals but has no contribution requirements for the Company. During the six months ended June 30, 2022 and 2021, no employer contributions were made.

NOTE 8 – INCOME TAXES

For the six months ended June 30, 2022 and 2021, respectively, no income tax expense or benefit was recognized. The Company’s deferred tax assets are comprised primarily of net operating loss carryforwards. The Company maintains a full valuation allowance on its deferred tax assets since it has not yet achieved sustained profitable operations. As a result, the Company has not recorded any income tax benefit since its inception.

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